Security Transfer of Moveable Assets

(Sicherungsübereignungsvertrag)

NeoMedia Europe AG

and

YA Global Investments, L.P.

EXECUTION COPY

August 13, 2010

THIS SECURITY TRANSFER AGREEMENT (the "Agreement") is made between

1.	NeoMedia Europe, AG, Jens-Otto-Krag-Straße 11, 52146 Würselen, Germany

"Transferor"

and

2.	YA Global Investments, L.P., acting through Yorkville Advisors LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, USA

"Transferee"

- Transferor and Transferee hereinafter collectively referred to as the "Parties" and each as a "Party" -

Preamble

A.
The Transferor, a German stock corporation (Aktiengesellschaft) registered with the commercial register at the local court of Aachen under registration number HRB 8599, is a 100% subsidiary of NeoMedia Technologies, Inc., a Delaware corporation with its principal office located at Two Concourse Parkway, Suite 500, Atlanta, GA 30328, USA (“NeoMedia Inc.”). NeoMedia Inc. is the sole shareholder of 222,000 registered no-par value shares with restricted transferability (vinkulierte, auf den Namen lautende Stückaktien) (the "Shares") in the Transferor.

B.
Transferee and NeoMedia Inc. are Parties to a variety of financing agreements pursuant to which Transferee has provided to NeoMedia Inc. since 2006 both equity and debt financing of which the current outstanding principal and/or liquidation value is $38,368,538.04 (in words: US-Dollars thirty eight million, three hundred sixty eight thousand, five hundred thirty-eight dollars and four cents) (the “Existing Financing”). All existing financing and security agreements previously entered into between the Transferee and NeoMedia Inc. are listed in Annex 1 to this agreement (the “Existing Financing Documents”).

C.
In order to secure the liquidity of NeoMedia Inc. and its group (including the Transferor), Transferee has provided to NeoMedia Inc. a senior secured convertible debenture with a principle amount of $2,006,137.04 (in words: US-Dollars two million, six thousand, one hundred thirty seven dollars and four cents), included in the total debt and equity financing described above, with an interest rate of 14% p.a. and with a maturity date being July 29, 2012 (the “New Financing”). The New Financing is based on the following transaction documents: (i) a Ratification Agreement, (ii) Irrevocable Transfer Agent Instructions, (iii) a Secured Convertible Debenture, (iv) a Securities Purchase Agreement and (v) a Warrant (collectively the “New Financing Transaction Documents”). The New Financing Transaction Documents were executed on May 27, 2010. The Transferor will have access to the funds provided to its parent entity NeoMedia Inc. under the New Financing for its general working capital purposes.

D.
Pursuant to Section 7 of the Ratification Agreement NeoMedia Inc. has undertaken to cooperate fully with the Transferee to cause the Transferor (subject to and only to the extent legally permissible under German law) to execute and deliver to the Transferee any and all documents, instruments, or agreements in a form and substance acceptable to the Transferee in all respects (including, without limitation, a Share Pledge Agreement, Security Assignment Agreement, and IP Pledge Agreement) pursuant to which the Transferor shall become a guarantor of the Obligations (as defined in Section 1 of the Ratification Agreement) and grant a first priority perfected security interest in favor of the Transferee in all of the Transferor’s assets, including without limitation, all intellectual property.

E.
In order to give effect to the foregoing, and without prejudice to any other security interests already provided under the Existing Financing Documents or to be provided as condition precedent to the closing of the New Financing, Transferor herewith grants Transferee a security interest in form of a security assignment (Sicherungsübereignung) over its movable assets.

Now, therefore, the Parties enter in the following agreement (the "Agreement") as follows:

1.	Definitions

Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the New Financing Transaction Documents.

2.	Transfer of Title for Security Purposes „SICHERUNGSÜBEREIGNUNG"

2.1	The Transferor hereby transfers to the Transferee title (Sicherungseigentum) to:

(a)
all its present and future movable inventory, as well as all other raw materials and supplies, finished and unfinished products and merchandise located now and in future at the premises redlined on the map enclosed as Annex 2; and

(b)
all its present and future production equipment and machinery (technische Anlagen und Maschinen) as well as furniture, fixtures and equipment (Betriebsund Geschäftsausstattung) located now and in future at the premises redlined on the map enclosed as Annex 2.

The annexes form an integral part of this Agreement. The premises specified pursuant to Sections 2.1 (a) to 2.1 (b) are referred to as the "Premises" and the transferred assets as the "Collateral".

2.2
To the extent that the Transferor has ownership or co-ownership (Miteigentum) of the Collateral or acquires such rights in the future the Transferor hereby transfers to the Transferee the ownership or co-ownership. To the extent that the Transferor has any inchoate rights (Anwartschaftsrechte) in respect of the Collateral the Transferor hereby transfers to the Transferee such inchoate rights.

2.3
Delivery of possession of the Collateral to the Transferee is hereby replaced by the agreement that the Transferor retains actual possession and holds the Collateral in gratuitous custody (unentgeltliche Verwahrung) for the Transferee to the effect that the Transferee becomes indirect possessor (mittelbarer Besitzer) as defined in section 868 of the German Civil Code "Bürgerliches Gesetzbuch" – "BGB" with respect to the Collateral. The Transferor hereby further assigns all present and future claims against third parties obtaining actual possession of the Collateral to the Transferee. The Transferee hereby accepts such assignment.

2.4	The Transferee hereby accepts the transfer of the Collateral and the transfer of the inchoate rights.

3.	Secured Obligations

The transfer of title hereunder is constituted in order to secure the prompt and complete satisfaction of any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by NeoMedia Inc. and its affiliates and subsidiaries (including the Transferor) to the Transferee under the Existing Financing and the New Financing, in particular, the Secured Convertible Debenture, and under any additional future financing provided by the Transferee to NeoMedia Inc., as the case might be. The secured obligations shall, for the avoidance of doubt, also include obligations incurred by the Transferor on or after the opening of insolvency proceedings, shall apply to the Transferor irrespective of any corporate restructuring or transformation and shall also apply to any contingent obligations on the grounds of invalidity or unenforceability of the Existing Financing Documents and / or the New Financing Transaction Documents, in particular claims on the grounds of unjustified enrichment (ungerechtfertigte Bereicherung) (together referred to as the "Secured Obligations").

4.	Use and Disposal of Collateral

4.1
The Transferor is authorised to use and, as the case may be, dispose of the Collateral on its own behalf in the ordinary course of business as long as such authorisation has not been revoked by the Transferee.

4.2	The Transferee is entitled to revoke in writing the aforementioned authorisation and claim delivery of the Collateral upon an Event of Default (as defined below in Section 7.1).

4.3	Upon expiry of the Transferor's authorisation to use and dispose of the Collateral the Transferee is entitled to claim delivery of all documents pertaining to the Collateral.

5.	Undertakings

The Transferor undertakes towards the Transferee as follows:

5.1	Principal Undertakings

(a)
to execute without undue delay all documents and do all things as the Transferee may reasonably require to perfect and protect the security created by a security transfer or to facilitate the enforcement or realisation of the security created by such security transfer;

(b)
not to do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Transferee under this Agreement or which in any way materially depreciates, jeopardises or otherwise prejudices the security created under this Agreement; and

(c)	to ensure, as far as legally possible and economically reasonable, that all rights granted to the Transferee are prior in ranking to any rights of third parties.

5.2	List of Collateral

(a)
Upon the occurrence of an Event of Default which is continuing, the Transferor shall submit to the Transferee all information, lists and reports which the Transferee considers to be necessary in order to evaluate the Collateral. All lists to be submitted to the Transferee shall contain at least the following information:

(i)	a list of the complete Collateral owned by the Transferor by delivering a detailed description and listing of each single object including accurate information about its current market price;

(ii)	information about the extent, against whom and with respect to which objects the Transferor has inchoate rights; and

(iii)	a detailed description of the Premises where the Collateral is located.

(b)
Notwithstanding clause (a) above, in order to protect its legitimate interests the Transferee is entitled to request the delivery of the above mentioned lists at any time but not more than once per calendar year. Furthermore, the Transferee, acting reasonably, is entitled to request additional information or documents from the Transferor in order to protect its legitimate interests.

(c)
The lists referred to in Section 5.2 (a) shall serve for the purpose of notification only. This means that the Collateral transferred pursuant to Section 2 of this Agreement shall be fully owned by the Transferee even if the Collateral is not or only partially listed in the lists submitted to the Transferee.

5.3	Reporting Obligations

(a)
In the event that the value of the Collateral transferred to the Transferee is subsequently affected because of complaints or for other reasons the Transferor shall immediately notify the Transferee thereof, and he will act in accordance with the instructions given by the Transferee. The Transferor's obligation to notify pursuant to this Section 5.3 (a) only exists if the value of the security granted by this Agreement is substantially affected.

(b)
In the event that the Transferee's entitlement to the transferred Collateral is impaired or jeopardised by attachment (Pfändung), transfer order (Überweisung) or otherwise the Transferor shall immediately notify the Transferee thereof. In case of an attachment the Transferor shall deliver to the Transferee a copy of the attachment and transfer order (Pfändungs- und Überweisungsbeschluss) and all other documents necessary to object against the attachment and he shall notify the attaching creditor immediately of the Transferee's security interest.

5.4	Right of Inspection

(a)	The Transferee has the right to inspect or have inspected by authorised personnel the Transferor's documents in order to evaluate and enforce the Collateral, if a right of realisation exists.

(b)
To the extent that the Collateral has been recorded in Electronic Data Processing (“EDP”) systems, the Transferor shall allow – if a right of realisation exists – the Transferee, upon the latter's written demand, to use the EDP system, including the periphery, with the data stored in respect of all bookings relating to the assignment, and the Transferor shall further make available the operators and the necessary programs (software) required in connection therewith, and shall do whatever is necessary to put the EDP system into operation and repair the same or otherwise.

(c)	Any person inspecting any of the Transferor’s documents shall be bound by a confidentiality agreement in form and substance reasonably acceptable to the Transferor.

5.5	Handling of the Collateral, Third Parties' Rights

(a)	Subject to the right of use and disposal pursuant to Section 4, the Transferor will use reasonable endeavours to ensure the Collateral does not leave the Premises and that it is handled properly.

(b)	The Transferor shall immediately notify the Transferee of any change of the location of the Collateral.

(c)
The Transferor shall where appropriate in the ordinary course of business terminate any person’s extended retention of title arrangements (verlängerter Eigentumsvorbehalt) in respect of the Collateral by paying the purchase price thereof.

(d)
So far as there may be statutory liens of third parties (e.g. landlord, lessor, stockkeeper, work contractor) to the Collateral the Transferor shall, on the Transferee's request, but only after an Event of Default has occurred and is continuing, from the date on which the rent, storage charges or remuneration for contracts for work and services had been due, furnish proof to the Transferee of such payment.

5.6	Insurance of the Collateral

(a)
During the term of the transfer the Transferor shall provide the Collateral with market standard insurance cover against the usual risks, substantially in line with the provisions of the Existing Financing Documents, in particular with the clause 6.5 (b) of the 2008 Security Agreement (as listed and defined in Annex 1).

(b)	The Transferor shall notify the respective insurer immediately that:

(i)	the Transferee holds the title of the Collateral;

(ii)	the Transferee holds all rights arising from the insurance agreement to the extent they relate to the Collateral;

(iii)	any payments under the insurance agreements relating to damages during the term of the transfer are to be performed directly to the Transferee; and

(iv)
the Transferee assumes only the rights and not the obligations arising from the insurance agreement, with the further limitation that, without the Transferee's consent, the Transferor is not entitled to cancellation of the insurance agreement.

The Transferor procures that the insurer submits an insurance certificate "Versicherungsschein" to the Transferee.

(c)
Upon the Transferee's request the Transferor shall immediately submit to the Transferee original copies, copies or sufficient extracts of each insurance policy together with a premium receipt or other proof of payment and, upon the Transferee's reasonable request, an esteemed insurance broker's report regarding such insurance policy.

6.	Other Rights of Transferee

6.1
If, and to the extent, documents required for the evaluation or realisation of the Collateral have been delivered by the Transferor to a third party (especially to an accountant or tax advisor) the Transferor hereby assigns to the Transferee his claims against such third party for providing information and for delivering such documents and hereby authorises the third party to provide the Transferee with such information and documents required to evaluate and realise the Collateral.

6.2
In so far as the EDP is executed by third parties the Transferor hereby assigns to the Transferee all its claims for performance and authorises these third parties to execute the electronic data processing on behalf of the Transferee in the same manner as they were obliged to towards the Transferor, provided that the Transferee requests them to do so.

6.3
In order to protect its legitimate interests the Transferee is entitled to revoke the authorisation to use and dispose of the Collateral and to request delivery of the Collateral if the Transferor is in a material breach of its duty to handle the Collateral with care or if it disposes of the Collateral not in the ordinary course of business.

6.4
If no proof is furnished that mature claims for rent, storage charges or remuneration for contracts for work and services have been satisfied by the Transferor the Transferee will be entitled to effect payment at the Transferor's expense in order to avert such third parties' liens.

6.5	The Transferor hereby assigns to the Transferee all present and future claims against the insurance companies for the security purpose set out in Section 3 of this Agreement.

6.6	The Transferee hereby accepts such assignment.

7.	Realisation of Collateral

7.1
Upon the occurrence of an event of default as defined in any of the Existing Financing Documents or the New Financing Transaction Documents (in particular as set forth in clause 2 of the Secured Convertible Debenture) (“Event of Default”) and notwithstanding the provisions in Section 4 of this Agreement the Transferee is entitled to revoke the right of use and disposal as described in Section 4 above, to request delivery of the Collateral, to realise the Collateral and enforce all other rights arising from this Agreement.

7.2
Upon the occurrence of an Event of Default the Transferee shall be authorised to terminate retention of title arrangements (Eigentumsvorbehalt) by paying the purchase price thereof or part thereof on behalf and at the expense of the Transferor. The Transferor hereby waives its right to object against such performance by the Transferee.

7.3	In the event of a realisation the Transferor shall immediately submit to the Transferee all documents relating to the Collateral (and other documents required).

7.4
Before realisation the Transferee shall give written warning to the Transferor twenty (20) days in advance. Advance warning is not required if the Transferor or an obligor has ceased payment or has been subject to insolvency proceedings.

7.5
The Transferee is entitled to realise the Collateral also by private sale (freihändiger Verkauf) on its own behalf or on the Transferor's behalf. The Transferee shall use its best endeavours to achieve the best obtainable price. At the Transferee's request the Transferor will assist in the realisation or, according to the instructions of the Transferee, sell the Collateral at best offer. The Transferor will pass any payment or any other benefit obtained from the realisation on to the Transferee.

7.6	The Transferee may, at its sole discretion, determine which of several securities shall be used to satisfy the Secured Obligations.

7.7
In addition, upon an Event of Default, Transferee has all rights set forth in the New Financing Transaction Documents and the Existing Financing Documents, in particular those provided for in Article 5, Section 5 of the 2008 Security Agreement (as listed and defined in Annex 1). These rights are incorporated herein in their entirety by way of reference.

7.8
Notwithstanding the foregoing, any enforcement of the security created under this Agreement is restricted if and to the extent a claim for recourse (Rückgriffsanspruch) against the Transferor's direct or indirect shareholder whose obligations towards the Transferee are secured hereby and that would only come into existence as a result of such enforcement is, in the reasonable opinion of the Transferor, not fully valuable (voll werthaltig). In the event the Transferor refers to this Section 7.8 in case of any future enforcement of the security created under this Agreement, it shall be obligated - at the Transferee's written request - to render to the Transferee a substantiated written statement supported by a suitable reasoning and other suitable evidence demonstrating that and why he considers the conditions for the enforcement restriction to be fulfilled.

The enforcement restriction does not apply if and to the extent that the Transferor has received through its direct or indirect shareholder funds from the Existing Financing, the New Financing or any additional future financing, as the case may be and such funds have not been repaid or paid to any of its direct or indirect shareholders.

8.	Release

Upon complete satisfaction of the Secured Obligations the Transferee will retransfer the Collateral to the Transferor and surrender to the Transferor any remaining surplus arising from the realisation. The Transferee will, however, transfer any of the Collateral to a third party if and to the extent it is obliged to do so.

9.	Notifications

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by post, courier or by facsimile transmission:

9.1	In the case of the Transferee, to:

Yorkville Advisors LLC
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
USA
Attention: Mark Angelo
Phone no. :   +1 201 985 8300
Fax no.:        +1 201 985 8117

with a copy to:

YA Global Investments, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
USA
Attention: David Gonzalez
Phone no.:  +1 201 985 8300
Fax no.:      +1 201 985 8117

9.2	In the case of the Transferor, to:

NeoMedia Europe AG,
Jens-Otto-Krag-Straße 11,
52146 Würselen,
Germany
Attention : Chief Executive Officer
Phone no.: +49 2405 49922 x44
Fax no.: +49 2405 49922 x99

with a copy to:

NeoMedia Technologies, Inc.
Two Concourse Parkway, Suite 500
Atlanta, GA 30328
USA
Attention : Chief Executive Officer or Chief Financial Officer
Phone no.: +1 678 638 0460 (x132)
Fax no.: +1 678 638 0466

and

K&L Gates LLP
200 South Biscayne Boulevard – Suite 3900
Miami, FL 33131-2399
USA
Attention: Clayton E. Parker, Esq.
Phone no.: +1 305 539 3300
Fax no: +1 305 358 7095

or to the address notified at the point of closing or any other address later notified in writing to the other Party at least 15 days in advance.

Communications shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. Any changes in the authority to represent the Transferor shall be notified to the Transferee in a timely manner.

9.3	Liability and Indemnity

The Transferee shall not be liable for any loss or damage suffered by the Transferor save in respect of such loss or damage which is suffered as a result of the wilful misconduct or gross negligence of the Transferee. The Transferor shall indemnify the Transferee and keep the Transferee indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Transferee for anything done or omitted in the exercise or purported exercise of the powers contained herein and occasioned by any breach of the Transferor of any of its obligations or undertakings herein contained other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against any of the Transferee as a result of the gross negligence or wilful misconduct of the Transferee.

9.4	Costs and Fees

(a)
The Transferor will pay all costs, expenses and fees (including legal costs) in each case plus VAT, if applicable, accruing thereon, reasonably incurred in connection with the preparation of this Agreement, including all court fees and lawyers' fees.

(b)
The Transferor will pay all costs, expenses and fees (including legal costs) in each case plus VAT, if applicable, accruing thereon, reasonably incurred in connection with the realisation of this Agreement, in particular in connection with the public auction of the Collateral, including all court fees and reasonable lawyers' fees.

9.5	Waivers

No failure or delay on the part of the Transferee in the exercise of any power, right, privilege or remedy hereunder shall be construed to be a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any further or other exercise thereof or the exercise of any other right or remedy. The rights or remedies provided hereunder are cumulative to and not exclusive of any rights or remedies otherwise available.

10.	Amendments

Unless notarial form is required, any changes, amendments and waivers of any provision of this Agreement - including this Section 11 - require written form in order to become valid. No oral supplements to this Agreement have been made.

11.	German legal terms

If provisions in this Agreement include English terms after which either in the same provision or elsewhere in this Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authoritative for the interpretation of the respective provisions.

12.	Partial Invalidity

If any of the provisions of this Agreement should be or become invalid, unenforceable or impractical in whole or in part, the validity of the other provisions hereof shall not be affected. In that case the invalid, unenforceable or impractical provision shall be replaced by such valid and enforceable provision or arrangement, which corresponds as closely as possible to the invalid, unenforceable or impractical provision and to the Parties' economic aims pursued by and reflected in this Agreement. The same applies in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the economic purpose as expressed herein (Regelungslücke).

13.	Choice of Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to the rules of conflict of laws.

14.	Place of Jurisdiction

Any legal action or proceedings arising out of or in connection with this Agreement shall be brought in the courts in Düsseldorf. The foregoing shall, however, not limit the right of the Transferee to bring any legal action against the Transferor in any other court of competent jurisdiction.

This Agreement is signed in Aachen on August 13, 2010 as follows:

NeoMedia Europe AG:

/s/  C. Steinborn

Name: Dr. C. Steinborn

Title:  CEO

YA Global Investments, L.P.:

/s/ Gerald Eicke

Name: Gerald Eicke

Title: Managing Member of Yorkville Advisors, Investment Manager

Annex 1

List of Existing Financing Documents

DEBENTURES AND NOTES

1.
Secured Convertible Debenture dated August 23, 2006 issued by the Borrower to the Lender in the original principal amount of $5,000,000.00 (hereinafter, as amended and in effect, the “CCP-1 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. CCP-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

2.
Secured Convertible Debenture dated December 29, 2006 issued by the Borrower to the Lender in the original principal amount of $2,500,000.00 (hereinafter, as amended and in effect, the “CCP-2 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. CCP-2 dated as of January 5, 2010 by and between the Borrower and the Lender;

3.
Secured Convertible Debenture dated March 27, 2007 issued by the Borrower to the Lender in the original principal amount of $7,458,651.00 (hereinafter, as amended and in effect, the “NEOM-4-1 Debenture”), as amended by that certain Amendment to NeoMedia the Borrower, Inc. Secured Convertible Debenture No. NEOM-4-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

4.
Secured Convertible Debenture dated August 24, 2007 issued by the Borrower to the Lender in the original principal amount of $1,775,000.00 (hereinafter, as amended and in effect, the “NEOM-1-1 Debenture”), as amended by that certain letter agreement dated as of August 14, 2009, and as further amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-1-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

5.
Secured Convertible Debenture dated April 11, 2008 issued by the Borrower to the Lender in the original principal amount of $390,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-1 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

6.
Secured Convertible Debenture dated May 16, 2008 issued by the Borrower to the Lender in the original principal amount of $500,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-2 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-2 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

7.
Secured Convertible Debenture dated May 29, 2008 issued by the Borrower to the Lender in the original principal amount of $790,000.00 (hereinafter, as amended and in effect, the “NEOM-2008-3 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-3 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

8.
Secured Convertible Debenture dated July 10, 2008 issued by the Borrower to the Lender in the original principal amount of $137,750.00 (hereinafter, as amended and in effect, the “NEOM-2008-4 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-2008-4 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

9.
Secured Convertible Debenture dated July 29, 2008 issued by the Borrower to the Lender in the original principal amount of $2,325,000.00 (hereinafter, as amended and in effect, the “NEOM-9-1 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-1 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

10.
Secured Convertible Debenture dated October 28, 2008 issued by the Borrower to the Lender in the original principal amount of $2,325,000.00 (hereinafter, as amended and in effect, the “NEOM-9-2 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-2 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

11.
Secured Convertible Debenture dated May 1, 2009 issued by the Borrower to the Lender in the original principal amount of $550,000.00 (hereinafter, as amended and in effect, the “NEOM-9-4 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-4 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

12.
Secured Convertible Debenture dated June 5, 2009 issued by the Borrower to the Lender in the original principal amount of $715,000.00 (hereinafter, as amended and in effect, the “NEOM-9-5 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-5 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

13.
Secured Convertible Debenture dated July 15, 2009 issued by the Borrower to the Lender in the original principal amount of $535,000.00 (hereinafter, as amended and in effect, the “NEOM-9-6 Debenture”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-6 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

14.
Secured Convertible Debenture dated August 14, 2009 issued by the Borrower to the Lender in the original principal amount of $475,000.00 (hereinafter, as amended and in effect, the “NEOM-9-7 Debenture”, and collectively, together with the CCP-1 Debenture, the CCP-2 Debenture, the NEOM 4-1 Debenture, the NEOM 1-1 Debenture, the NEOM 2008-1 Debenture, the NEOM 2008-2 Debenture, the NEOM 2008-3 Debenture, the NEOM 2008-4 Debenture, the NEOM 9-1 Debenture, the NEOM 9-2 Debenture, the NEOM 9-4 Debenture, the NEOM 9-5 Debenture, the NEOM 9-6 Debenture, the NEOM 9-7 Debenture, and the New Debenture, the “Debentures”), as amended by that certain Amendment to NeoMedia Technologies, Inc. Secured Convertible Debenture No. NEOM-9-7 dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

15.
Promissory Note dated April 1, 2010 made by the Borrower payable to the Lender in the original principal amount of $500,000.00 (hereinafter, the “4/1/10 Note”, and collectively, together with the Debentures and the 12/23/09 Note, the “Debt Instruments”);

16.	Master Amendment Agreement dated as of March 27, 2007 by and between the Borrower and the Lender;

SECURITIES PURCHASE AGREEMENTS

17.	Securities Purchase Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

18.	Securities Purchase Agreement dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

19.	Securities Purchase Agreement dated as of March 27, 2007 entered into by and between the Borrower and the Lender;

20.	Securities Purchase Agreement dated as of August 24, 2007 entered into by and between the Borrower and the Lender;

21.	Securities Purchase Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender, as amended on April 6, 2009;

22.	Agreement dated June 5, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $715,000;

23.	Agreement dated July 15, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $535,000;

24.	Agreement dated August 14, 2009 by and between the Borrower and the Lender pursuant to which the Lender purchased a secured convertible debenture in the original principal amount of $475,000;

SECURITY DOCUMENTS

25.	Pledge and Security Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

26.	Security Agreement dated as of March 27, 2007 entered into by and between the Obligors and the Lender;

27.	Security Agreement (Patent) dated as of March 27, 2007 entered into by and between the Obligors and the Lender;

28.	Security Agreement dated as of August 24, 2007 entered into by and between the Obligors and the Lender;

29.	Security Agreement (Patent) dated as of August 24, 2007 entered into by and between the Obligors and the Lender;

30.	Security Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender (the “2008 Security Agreement”);

31.
Patent Security Agreement dated as of July 29, 2008 entered into by and between the Borrower and the Lender (the “2008 IPSA”, and together with the 2008 Security Agreement, the “2008 Collateral Agreements”);

WARRANTS

32.
“A” Warrant No. CCP-001 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 20,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “A” Warrant No. CCP-001 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “A” Warrant No.: CCP-001 dated December 29, 2006;

33.
“B” Warrant No. CCP-002 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 25,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “B” Warrant No. CCP-002 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “B” Warrant No.: CCP-002 dated December 29, 2006;

34.
“C” Warrant No. CCP-003 dated February 17, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 30,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “C” Warrant No. CCP-003 dated as of August 23, 2006 entered into by and between the Borrower and the Lender, as further amended by that certain Amendment to “C” Warrant No.: CCP-003 dated December 29, 2006;

35.
“A” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 25,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “A” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

36.
“B” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “B” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

37.
“C” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to “C” Warrant No. CCP-001 dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

38.	“D” Warrant No. CCP-001 dated August 23, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock;

39.	“A” Warrant No. CCP-001 dated December 29, 2006 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 42,000,000 shares of the Borrower’s common stock;

40.	Warrant No. NEOM-4-1 dated March 27, 2007 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock;

41.	Warrant No. NEOM-1-1 dated August 24, 2007 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 75,000,000 shares of the Borrower’s common stock;

42.	Warrant No. NEO-2008-2 dated May 16, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 7,500,000 shares of the Borrower’s common stock;

43.	Warrant No. NEO-2008-3 dated May 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 50,000,000 shares of the Borrower’s common stock;

44.	Warrant No. NEOM-9-1 dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 100,000,000 shares of the Borrower’s common stock;

45.
Warrant No. NEOM-9-1-B dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 100,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1B dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

46.
Warrant No. NEOM-9-1-C dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1C dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

47.
Warrant No. NEOM-9-1-D dated July 29, 2008 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 125,000,000 shares of the Borrower’s common stock, as amended by that certain Amendment to NeoMedia Technologies, Inc. Warrant No. NEOM-9-1D dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

48.	Warrant No. NEOM-10-1 dated January 5, 2010 executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 225,000,000 shares of the Borrower’s common stock;

49.	Letter Agreement re: Repricing of All Existing Warrants dated August 24, 2007 entered into by and between the Borrower and the Lender;

50.	Global Warrant Amendment dated May 29, 2010 entered into by and between the Borrower and the Lender;

REGISTRATION RIGHTS AGREEMENTS

51.
Investor Registration Rights Agreement dated as of February 17, 2006 entered into by and between the Borrower and the Lender, as amended by the First Amendment to Investor Registration Rights Agreement dated and as further amended by that certain Second Amendment to Investor Registration Rights Agreement dated June 15, 2006;

52.	Investor Registration Rights Agreement dated as of August 23, 2006 entered into by and between the Borrower and the Lender;

53.	Investor Registration Rights Agreement dated as of December 29, 2006 entered into by and between the Borrower and the Lender;

54.	Registration Rights Agreement dated as of March 27, 2007 entered into by and between the Borrower and the Lender;

55.	Registration Rights Agreement dated as of August 24, 2007 entered into by and between the Borrower and the Lender;

56.	Investor Registration Rights Agreement dated as of January 5, 2010 entered into by and between the Borrower and the Lender;

TRANSFER AGENT INSTRUCTIONS

57.
Amended and Restated Irrevocable Transfer Agent Instructions dated October 26, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated February 16, 2006 from the Borrower to American Stock Transfer & Trust Co.;

58.	Irrevocable Transfer Agent Instructions dated August 23, 2006 from the Borrower to American Stock Transfer & Trust Co.;

59.
Amended and Restated Irrevocable Transfer Agent Instructions dated November 21, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated December 29, 2006 from the Borrower to American Stock Transfer & Trust Co.;

60.
Amended and Restated Irrevocable Transfer Agent Instructions dated November 21, 2007 from the Borrower to Worldwide Stock Transfer, LLC, which amended and restated those certain Irrevocable Transfer Agent Instructions dated August 23, 2006 from the Borrower to American Stock Transfer & Trust Co.;

61.	Irrevocable Transfer Agent Instructions dated March 27, 2007 from the Borrower to Worldwide Stock Transfer, LLC;

62.	Irrevocable Transfer Agent Instructions dated August 24, 2007 from the Borrower to Worldwide Stock Transfer, LLC;

63.	Irrevocable Transfer Agent Instructions dated July 29, 2008 from the Borrower to Worldwide Stock Transfer, LLC;

64.	Irrevocable Transfer Agent Instructions dated January 5, 2010 from the Borrower to Worldwide Stock Transfer, LLC;

OTHER DOCUMENTS

65.	Blocked Account Control Agreement (“Shifting Control”) dated as of August 28, 2008 by and among the Borrower, the Lender, and JPMorgan Chase Bank, N.A.;

66.	Lockup Agreement dated July 28, 2008 by SKS Consulting of FL Corp. to the Lender;

67.	Lockup Agreement dated July 28, 2008 by James J. Keil to the Lender;

68.	Lockup Agreement dated July 28, 2008 by J. Scott Womble to the Lender;

69.	Pledge Shares Escrow Agreement dated March 27, 2007 between the Borrower and the Lender;

70.	Monitoring Fee Escrow Agreement dated January 5, 2010 by and among the Borrower, the Lender, Yorkville Advisors, LLC, and David Gonzalez, Esquire;

71.	Investment Agreement dated February 17, 2006 by and between the Borrower and the Lender;

72.	Investment Agreement dated January 5, 2010 by and between the Borrower and the Lender, as amended by that certain First Amendment to Investment Agreement dated March 5, 2010;

73.	Escrow Agreement dated July 29, 2008 entered into by and among the Borrower, the Lender, Yorkville Advisors, LLC, as Investment Manager, and David Gonzalez, Esq., as Escrow Agent;

74.	Escrow Agreement dated April 1, 2010 entered into by and among the Borrower, the Lender, Yorkville Advisors, LLC, as Investment Manager, and David Gonzalez, Esq., as Escrow Agent; and

75.	All other documents, instruments, and agreements executed in connection with any of the foregoing.

Annex 2

Site Map